Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Talon Real Estate Holding Corp. 2013 Equity Incentive Plan of our report dated February 15, 2013, with respect to the financial statements of Talon Real Estate Holding Corp. (formerly Guide Holdings, Inc.) included in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the United States Securities and Exchange Commission.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

August 14, 2013